Exhibit 99.1

A First-in-Class Opportunity with Emi-Le, A Novel ADC

We at Day One continue to be excited about the potential opportunity that antibody-drug conjugates (ADCs) present for the development of new medicines for adults and children living with cancer. A number of ADCs are demonstrating activity as monotherapy and in combination with other cancer medicines, opening the possibility that new, impactful, and innovative therapies may become available for patients who have had no or limited options. Progress in the development of novel ADCs may help people of all ages fight cancers, which is why Mersana Therapeutics and its Emi-Le (Emiltatug Ledadotin) program is a strong and strategic fit for Day One. It is a significant step not only in our development of this modality but also in our mission to bring forward innovative therapies with transformative impact for patients that urgently need them.

Here's why we are looking forward to this planned acquisition: Emi-Le is an innovative and differentiated ADC directed against B7-H4, a well-characterized target in aggressive cancers, including adenoid cystic carcinoma (ACC). ACC arises in the salivary gland and other glandular tissues including breast, trachea, lacrimal glands and skin. Currently, there are no approved therapies or standards of care for patients with ACC who do not respond to chemotherapy. The Phase 1 data for Emi-Le in ACC are encouraging, suggesting an opportunity for rapid development and pursuit of an accelerated approval and, if approved, commercialization. This is a path in which we have proven expertise with OJEMDA™ (tovorafenib).

ADCs are an increasing area of interest for us at Day One. Last year, we acquired DAY301, another potentially first-in-class medicine that targets protein tyrosine kinase 7 (PTK-7), which is highly expressed on the cell surface of multiple adult and pediatric cancers including platinum-resistant ovarian cancer, triple negative breast cancer, non-small cell lung cancer, neuroblastoma and osteosarcoma. DAY301 has been designed to optimize the therapeutic index and overcome limitations of previous-generation ADCs.

Accelerating new options for cancers without targeted treatments or standards of care is what brings us to work every day at Day One because we know our success here could change the lives of patients young and old. Our move to acquire Mersana is another step toward running faster and delivering efficiently. We’re looking forward to ‘day one’ with the Mersana team once the deal closes. I know we can work together to potentially get a novel medicine into the hands of the clinical care teams who work so hard to make an impact on the trajectory of the lives of adults and children living with rare, hard-to-treat cancers.

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Additional Information and Where to Find It

The tender offer described in this communication (the Offer) has not yet commenced, and this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Mersana Therapeutics, Inc. (Mersana) or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an Offer to Purchase, a Letter of Transmittal and related documents, will be filed with the U.S. Securities and Exchange Commission (SEC) by Day One Biopharmaceuticals, Inc. (Day One) and Emerald Merger Sub, Inc. and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Mersana. The offer to purchase shares of Mersana common stock will only be made pursuant to the Offer to Purchase, the Letter of Transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at Day One’s website at ir.dayonebio.com and (once they become available) will be mailed to the stockholders of Mersana free of charge. The information contained in, or that can be accessed through, Day One’s website is not a part of, or incorporated by reference in, this filing. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Day One and Mersana file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Mersana and Day One with the SEC for free on the SEC’s website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “goal” and similar expressions. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of Mersana and the expected benefits therefrom; and other statements that are not historical facts. These forward-looking statements are based on Day One’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Day One’s ability to complete the transaction on the proposed terms and schedule, or at all; whether the various conditions to the consummation of the transaction under the merger agreement will be satisfied or waived; whether stockholders of Mersana tender sufficient shares in the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the outcome of legal proceedings that may be instituted against Day One, Mersana and/or others relating to the transaction and the risk that such legal proceedings may result in significant costs of defense, indemnification and liability; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the risk that Day One will not be able to retain the employees of Mersana following the closing of the transaction given the at-will nature of their employment; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks associated with developing product candidates; risks and uncertainties related to unforeseen delays that may impact the timing of clinical trials and reporting data; risks related to future opportunities and plans for Mersana and its product candidates, including uncertainty of the expected financial performance of Mersana and its product candidates and the possibility that the milestone payments related to the contingent value right will never be achieved and that no milestone payment may be made; the possibility that if Day One does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Day One’s shares could decline; as well as other risks related to Day One’s and Mersana’s businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in Day One’s and Mersana’s respective SEC filings and reports, including their respective Annual Reports on Form 10-K for the year ended December 31, 2024 and subsequent quarterly and current reports filed with the SEC. Day One undertakes no duty or obligation to update any forward-looking statements contained in this communication as a result of new information, future events or changes in their expectations, except as required by law.